Exhibit 99.1

IIOT-OXYS, Inc. and Aretas Sensor Networks, Inc. Sign Collaborative Agreement

CAMBRIDGE, MA / ACCESSWIRE / April 5, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) ("Oxys") announces the execution of a Collaborative Agreement with Aretas Sensor Networks Inc., a Canadian Indoor Air Quality (IAQ) Industrial Internet-of-Things (IIoT) start-up ("Aretas").

The agreement enables Aretas to secure inventory to fulfill a six figure USD purchase order for their Indoor Air Quality (IAQ) sensors & IIoT software platform from a repeat customer. It also establishes the foundation for an ongoing collaborative strategic partnership between the two companies. Cliff Emmons, CEO of Oxys stated, “The agreement benefits Oxys through interest on capital, a potential ownership stake in Aretas, and additional opportunities for growth through future projects and collaborative business structures. While executing this first collaborative project, our companies will explore next steps in the following areas: Business Development; a Proof-Of-Concept (POC) of Aretas technology at Oxys’s Cambridge, MA offices; and distributorship opportunities for Aretas products in the northeast. We’ll also explore collaborative Technological Development in the form of sub-contracting for AI and Machine Learning algorithm development. In our initial discussions, Daniel Pothier, CEO of Aretas, was pleased with and expressed interest in leveraging Oxys AI and Machine Learning knowhow.”

“Aretas’s robust technology and strong traction in the IAQ market bodes well for strong future growth, and this initial Oxys-Aretas agreement is the beginning of great things,” continued Mr. Emmons. The global IAQ monitoring market was estimated to be $3 billion USD in 2020 and is projected to grow at 9.9.% CAGR and reach $5.5 billion by 2026. Mr. Emmons concluded, “We are pleased to have partners like Aretas that move quickly and decisively to foster rapid growth for our two companies, and we expect more new business to follow.”

About Aretas Sensor Networks Inc.

Aretas Sensor Networks, Inc. combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display and analyze IoT data to allow companies to make better decisions.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO

contact@oxyscorp.com

www.oxyscorp.com